UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2024

THE DIXIE GROUP, INC.
(Exact name of registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	Georgia	30720
(Address of principal executive offices)			(Zip Code)

(706)	876-5800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $3 Par Value	DXYN	NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on March 26, 2024, The Dixie Group, Inc. (the “Company”) received an extension of 180 days to regain compliance with the Nasdaq’s minimum $1.00 bid price requirement set forth in Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market (the “bid price requirement”).
On September 24, 2024, the Company received a letter from Nasdaq notifying the Company that the Company had not regained compliance with the bid price requirement by the required compliance date and, as a result, the Company’s common stock is subject to delisting.

The Company has until October 1, 2024 to appeal this determination. If the Company elects to appeal Nasdaq's determination, the delisting of the Company's common stock will be automatically stayed pending the decision of the Nasdaq listing qualifications hearing panel. If the Company decides not to appeal Nasdaq’s determination, trading of the Company’s common stock will be suspended at the opening of business on October 3, 2024, and a Form 25-NSE will be filed with the Securities and Exchange Commission which will remove the Company's securities from listing and registration on The Nasdaq Stock Market.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2024	THE DIXIE GROUP, INC.

By: /s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer